Exhibit 5.1

Board of Directors of China Solar & Clean Energy Solutions, Inc.	1 July 2009

Ladies and Gentlemen:

REGISTRATION STATEMENT ON FORM S-1

We have acted as counsel to China Solar & Clean Energy Solutions, Inc., a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), for resale of an aggregate of 1,000,000 shares of the Company's common stock (the "Shares").

In our capacity as counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares.  We have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

Based upon the foregoing, we are of the opinion that the Shares are duly authorized, validly issued and are fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.  In giving the forgoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.  The foregoing opinions relate only to matters of the internal law of the State of Nevada without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction.

The opinion expressed herein may be relied upon by the Company in connection with the registration of the Shares, as contemplated by, and in conformity with, the Registration Statement.

We express no opinion as to compliance with the securities or "blue sky" laws of any state or country in which the Shares are proposed to be offered and sold.

We note that we are not members of the bar of the State of Nevada, but have reviewed those sections of the Nevada Revised Statutes that we deem applicable to the issue of shares opined upon herein.

Very truly yours

/s/ DLA PIPER HONG KONG
    DLA PIPER HONG KONG